                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             RELIASTAR FINANCING II
             (Exact name of Registrant as specified in its charter)

                Delaware                               Applied For
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

c/o ReliaStar Financial Corp.
20 Washington Avenue South                                55401
Minneapolis, Minnesota                                 (Zip Code)
(Address of principal executive offices)


                           RELIASTAR FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)


               Delaware                                  41-1620373
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

20 Washington Avenue South
Minneapolis, Minnesota                                      55401
(Address of principal executive offices)                  (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class             Name of each exchange on which
          to be so registered             each class is to be registered
          -------------------             ------------------------------

   ReliaStar Financing II 8.10% Trust        New York Stock Exchange
 Originated Preferred Securities(SM) (and the guarantee with respect thereto)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               ----------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

     The securities to be registered hereby are 8.10% Trust Originated Preferred Securities(SM) (the "Preferred Securities"), of ReliaStar Financing II, a Delaware statutory business trust (the "Trust"). The Preferred Securities represent undivided beneficial interests in the assets of the Trust and are guaranteed by ReliaStar Financial Corp., a Delaware corporation (the "Company"), to the extent set forth in the form of the Preferred Securities Guarantee Agreement by the Company (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4(s) to the Registration Statement on Form S-3 (the "1933 Registration Statement") of the Company and the Trust (Registration No. 333-26881) filed with the Securities and Exchange Commission (the "Commission") on May 12, 1997, as amended. For a description of the Preferred Securities and the Guarantee covered by this Registration Statement, see the descriptions under the captions "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities," "Description of Preferred Securities of the Trust" and "The Preferred Securities Guarantee" in the Prospectus included in the 1933 Registration Statement as declared effective by the Commission on May 27, 1996. The 1933 Registration Statement, including the form of Prospectus included therein, is incorporated herein by reference. The final terms of the Preferred Securities are included in a prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is incorporated by reference into this Registration Statement. ("Trust Originated Preferred Securities" is a service mark of Merrill Lynch & Co., Inc.)

Item 2.  Exhibits.

     Each Exhibit was previously filed as indicated with the Securities and Exchange Commission and is incorporated herein by reference.

     1.   Form of Junior Subordinated Indenture (incorporated by reference to
          Exhibit 4(i) to the Registrants' Registration Statement on Form S-3, Registration No. 333-26881).

     2. Certificate of Trust (incorporated by reference to Exhibit 4(o) to the Registrants' Registration Statement on Form S-3, Registration No. 333-26881).

     3. Declaration of Trust (incorporated by reference to Exhibit 4(p) to the Registrants' Registration Statement on Form S-3, Registration No. 333-26881).

     4. Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4(q) to the Registrants' Registration Statement on Form S-3, Registration No. 333-26881).

     5. Form of Supplemental Indenture to be used in connection with issuance of Subordinated Debt Securities and Preferred Securities (incorporated by reference to Exhibit 4(v) to the Registrants' Registration Statement on Form S-3, Registration No. 333-26881).


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     6.   Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4(s) to the Registrants' Registration Statement on Form S-3, Registration No. 333-26881).








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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.



                                     RELIASTAR FINANCIAL CORP.
                                     (Registrant)

                                     By  /s/ Richard R. Crowl
                                       -----------------------------------
                                       Richard R. Crowl
                                       Senior Vice President, General Counsel
                                       and Secretary


                                     RELIASTAR FINANCING II
                                     (Registrant)

                                     By  /s/ Wayne R. Huneke
                                       -----------------------------------
                                       Wayne R. Huneke, Trustee


                                     By  /s/ Richard R. Crowl
                                       -----------------------------------
                                       Richard R. Crowl, Trustee


                                     Date  June 2, 1997





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